UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 1, 2021

WEX Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hancock Street, Portland, Maine	04101
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Agreement

On April 1, 2021 (the “Restatement Effective Date”), WEX Inc. (the “Company”) entered into a Restatement Agreement (the “Restatement Agreement”), which amended and restated the Credit Agreement, dated as of July 1, 2016, among the Company, the subsidiaries of the Company identified therein, Bank of America, N.A., as administrative agent, and the lenders party thereto, among others, as amended by the First Amendment to Credit Agreement dated July 3, 2017, the Second Amendment to Credit Agreement dated October 30, 2017, the Third Amendment to Credit Agreement dated January 17, 2018, the Fourth Amendment to Credit Agreement dated August 24, 2018, the Fifth Amendment to the Credit Agreement dated January 18, 2019, the Consent and Amendment dated February 27, 2019, the Sixth Amendment to the Credit Agreement dated May 17, 2019, the Seventh Amendment to Credit Agreement dated November 19, 2019, the Eighth Amendment to Credit Agreement dated February 10, 2020, the Ninth Amendment to Credit Agreement dated June 26, 2020, the Tenth Amendment to Credit Agreement dated July 29, 2020 and the Eleventh Amendment to Credit Agreement dated August 20, 2020 (the “Original Credit Agreement” and as amended and restated by the Restatement Agreement, the “A&R Credit Agreement”).  The Restatement Agreement extends the maturity date of the tranche A term loans and the Company’s revolving credit facility to April 1, 2026, extends the maturity date of the tranche B term loans to April 1, 2028, increases commitments under the Company’s revolving credit facility by $60 million and provides additional tranche A term loans in the principal amount of approximately $117 million. The Restatement Agreement and A&R Credit Agreement make certain additional changes to the Original Credit Agreement, including, among other things, (i) adding a new lowest pricing level and interest margin with respect to the revolving credit facility and tranche A term loans, which applies an interest margin of 1.50% for Eurocurrency borrowings at a consolidated leverage ratio of less than 2.50 to 1.00, (ii) reducing the highest pricing level with respect to the interest margin for the revolving credit facility and tranche A term loans to a consolidated leverage ratio of 4.50 to 1.00 and reducing the corresponding interest margin to 2.50% for Eurocurrency borrowings, (iii) conforming cash netting and netting of securitization transactions for purposes of calculating interest rate margins to the terms applicable to the cash netting and netting of securitization transactions for all other purposes under the A&R Credit Agreement, (iv) reducing the Eurocurrency Rate floor from 0.75% to 0.00% with respect to the revolving credit facility, (v) increasing the general incremental facilities cap to the greater of $375 million and 75% of Consolidated EBITDA, (vi) expanding the ability to include certain “run rate” revenue synergies in connection with pro forma calculations under the A&R Credit Agreement, (vii) increasing the minimum threshold of net cash proceeds for asset sale mandatory prepayments from $5.0 million to $7.5 million, (viii) permitting the ability to deduct 100% of certain financing, investment, acquisition and restricted payment expenses from the calculation of excess cash flow and including a $25 million minimum threshold for excess cash flow mandatory prepayments, (ix) resetting the 1.00% soft call prepayment premium until the date that is 6 months following the Restatement Effective Date and including certain acquisition-related carveouts thereto, (x) including an expiration of certain pricing protections for the tranche B term loans with respect to incremental facilities beginning 12 months after the Restatement Effective Date and including certain other acquisition and maturity-related exceptions thereto, (xi) modifying certain debt, lien and investment baskets to provide additional capacity, including increased fixed dollar baskets and increases based on increases in Consolidated EBITDA, (xii) including an unlimited investments basket and corresponding intercompany debt basket subject to pro forma compliance with a consolidated leverage ratio of 3.25 to 1.00, (xiii) increasing the maximum pro forma consolidated leverage ratio for unlimited restricted payments to 2.75 to 1.00 and (xiv) decreasing the maximum consolidated leverage ratio maintenance covenant to 6.25 to 1.00 with step-downs to 6.00 to 1.00, 5.75 to 1.00, 5.50 to 1.00, 5.25 to 1.00, 5.00 to 1.00 and 4.75 to 1.00 in future periods.  The applicable interest rate margin for the revolving credit loans and tranche A term loans will initially be 2.00% for Eurocurrency Rate borrowings and 1.00% for base rate borrowings.  The applicable interest rate margin for the tranche B term loans will initially be 2.25% for Eurocurrency Rate borrowings and 1.25% for base rate borrowings.

In connection with the Restatement Agreement, the Company paid certain customary fees and expenses to the joint lead arrangers, joint bookrunners and documentation agents, and reimbursed fees and expenses of Bank of America, N.A. in its capacity as administrative agent.  BofA Securities, Inc., Citizens Bank, N.A., Truist Securities, Inc., MUFG Bank, Ltd., Wells Fargo Securities, LLC, Santander Bank, N.A., BMO Capital Markets Corp. and Mizuho Bank, Ltd. acted as joint bookrunners with respect to the tranche B term loan facility.  BofA Securities, Inc., Citizens Bank, N.A., Truist Securities, Inc., MUFG Bank, Ltd., Wells Fargo Securities, LLC, Santander Bank, N.A., BMO Capital Markets Corp., Mizuho Bank, Ltd., Keybanc Capital Markets Inc., Regions Capital Markets, Deutsche Bank Securities Inc., Bell State Bank & Trust, Fifth Third Bank, National Association, Camden National Bank and Webster Bank, National Association acted as joint lead arrangers with respect to the tranche B term loan facility.  BofA Securities, Inc., Citizens Bank, N.A., Truist Securities, Inc., MUFG Bank, Ltd. and Wells Fargo Securities, LLC acted as joint lead arrangers and joint bookrunners with respect to the tranche A term loan facility and the revolving credit facility.  BMO Harris Bank, N.A. and Santander Bank, N.A. acted as documentation agents with respect to the tranche A term loan facility and the revolving credit facility.

The foregoing summary of the Restatement Agreement is qualified in its entirety by the complete text of the Restatement Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as if fully set forth herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Restatement Agreement, the Company borrowed approximately $117 million of tranche A term loans on April 1, 2021, the proceeds of which were used to fund a portion of the consideration payable upon the closing of the acquisition of certain health savings account assets from Bell Bank.

The discussion of the Restatement Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

Also on April 1, 2021, the Company issued a press release announcing the completion of its previously announced acquisition of certain health savings account assets of HealthcareBank, a division of Bell Bank. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1
Restatement Agreement, dated as of April 1, 2021, by and among WEX Inc., the subsidiaries of WEX Inc. identified therein, each of the Lenders party hereto, the Incremental Revolving Lenders, the Incremental Term A Lenders, the Additional Term A Lender, the Term B Lender and BANK OF AMERICA, N.A., as the Administrative Agent, Swing Line Lender and the L/C Issuer.

99.1	Press Release issued by WEX Inc., dated April 1, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101).

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the information on Exhibits 10.1 and 99.1, contains forward-looking statements, including statements regarding: financial guidance and potential for providing the same; assumptions underlying the Company’s future financial performance; future growth opportunities and expectations;  and expectations for the macro environment. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this Current Report on Form 8-K, including the information on Exhibits 10.1 and 99.1, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto adversely impact the Company’s business, results of operations and financial condition in excess of current expectations; the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices, including the impact of any continued reductions in fuel price and the resulting impact on the Company’s revenues and net income; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate the Company's acquisitions; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company’s ability to successfully acquire, integrate, operate and expand commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of the Company's third-party service providers and any resulting negative impact on the Company's reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key commercial agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company's information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; legal, regulatory, political and economic uncertainty surrounding the United Kingdom’s departure from the European Union; the impact of the transition from LIBOR as a global benchmark to a replacement rate; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of the Company’s outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to the Company’s stockholders caused by the issuance of additional shares of common stock or equity-linked securities; the incurrence of impairment charges if the Company’s assessment of the fair value of certain of its reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report for the year ended December 31, 2020, filed on Form 10-K with the Securities and Exchange Commission on March 1, 2021. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this Current Report on Form 8-K and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2021

WEX Inc.

By:	/s/ Roberto Simon
Name:	Roberto Simon
Title:	Chief Financial Officer

[Signature Page to Form 8-K]